INDEPENDENT ACCOUNTANTS' CONSENT


We consent to use in this Amendment No. 2 to the Registration Statement of Pacel Corp. on Form SB-2 of our report dated August 7, 1999 (except for Notes 3, 6, 8, 9, 10, and 13 which are as of October 6, 1999) on the financial statements of Pacel Corp. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                   /s/ Peter C. Cosmas Co., CPAs

                                   PETER C. COSMAS CO., CPAs



New York, New York
February 9, 2000